EXHIBIT (9)(AE)

                        SHAREHOLDER SERVICING AGENT AGREEMENT

                        (ADDITION OF THE EMERGING GROWTH FUND)


Firstar Trust Company
P.O. Box 2054
Milwaukee, WI  53201

Gentlemen:

          Pursuant to Paragraph 7 of the Shareholder Servicing Agent Agreement dated as of March 23, 1988 and amended as of May 1, 1990, between you and Portico Funds, Inc. (formerly, Elan Funds, Inc.) (the "Company"), the Company requests that you render services as Shareholder Servicing Agent under the terms of said agreement with respect to the Emerging Growth Fund, one additional portfolio the Company is establishing. Your compensation for the services provided under said agreement for said additional portfolio shall be determined in accordance with the fee schedule attached hereto.

          Please sign two copies of this letter where indicated to signify your agreement to so serve as Shareholder Servicing Agent for the Emerging Growth Fund and to the compensation terms set forth on the attached fee schedule for the new Fund, which terms are to become effective as of the date set forth below.

                                   Sincerely,


Dated:  August 15, 1997            PORTICO FUNDS, INC.

                                   By: /s/ James M. Wade
                                      ------------------------
                                      (Authorized Officer)



ACKNOWLEDGED AND AGREED:

FIRSTAR TRUST COMPANY


By: /s/ Andrea McVoy               Dated: August 15, 1997
    -------------------------
    (Authorized Officer)







                      FIRSTAR TRUST COMPANY
                MUTUAL FUND SHAREHOLDER SERVICES
                               FOR
                       PORTICO FUNDS, INC.

                      Emerging Growth Fund
                      --------------------

Annual Fee Schedule
-------------------

     $15.00 per Shareholder account

     $ 5.00 per telephone exchange

     $12.00 per wire transfer

Minimum annual fee of $24,000 per Fund.

Account fees shall be waived on the initial 800 accounts per series.

Fees billed monthly.

Plus out-of-pocket expenses including, but not limited to:

     -    Telephone--Toll-free lines
     -    Postage
     -    Programming
     -    Stationery/Envelopes
     -    Mailing
     -    Proxies
     -    Insurance
     -    Retention of Records
     -    Microfilm/Microfiche of Records
     -    Special Reports
     -    All other out-of pocket expenses

Plus, with respect to Two-Dimensional Transaction:

     $1.00 per shareholder account to set-up
     $1.00 per shareholder account to alter

              AUTOMATIC INVESTMENT PLAN PROCESSING
              ------------------------------------

     $125.00 per cycle
     $  0.50 per account set-up and/or change
     $  0.50 per item for AIP purchases
     $  3.50 per correction, reversal or return item